Exhibit 99.01

News Release Avi Sharon, Investor Relations 212.756.4077 Avi.sharon@alliancebernstein.com	John Meyers, Media 212.969.2301 john.meyers@alliancebernstein.com

AllianceBernstein Announces November 30, 2010 Assets Under Management

New York, NY, December 10, 2010 – AllianceBernstein L.P. and AllianceBernstein Holding L.P. (NYSE: AB) today announced that preliminary assets under management decreased to $485 billion from $499 billion during November 2010. The 2.8% decline was due to negative investment returns and net asset outflows, mainly from institutional accounts.

AllianceBernstein L.P. (The Operating Partnership)
ASSETS UNDER MANAGEMENT

	At November 30, 2010				At Oct 31,
	Preliminary				2010
$ billions	Institutions	Retail	Private Client	Total	Total
Equity
Value	$88	$32	$23	$143	$151
Growth	35	23	16	74	78
	123	55	39	217	229

Fixed Income	124	49	35	208	210

Other(1)	36	22	2	60	60
Total	$283	$126	$76	$485	$499

At Oct 31, 2010
Total	$294	$128	$77	$499

(1) Includes index, structured, asset allocation services, other non-actively managed AUM and certain other alternative services.

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Cautions regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AllianceBernstein cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AllianceBernstein undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AllianceBernstein’s Form 10-K for the year ended December 31, 2009 and Form 10-Q for the quarter ended September 30, 2010. Any or all of the forward-looking statements made in this news release, Form 10-K, Form 10-Q, other documents AllianceBernstein files with or furnishes to the SEC, and any other public statements issued by AllianceBernstein, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed above, could also adversely affect AllianceBernstein’s financial condition, results of operations and business prospects.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private clients in major world markets.

At September 30, 2010, AllianceBernstein Holding L.P. owned approximately 36.7% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 63.0% economic interest in AllianceBernstein.

Additional information about AllianceBernstein may be found on our internet site, www.alliancebernstein.com.

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